UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 14, 2005

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23071	31-1241495
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(201)558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Base Salary

On November 14, 2005, the Compensation Committee of the Board of Directors of The Children’s Place Retail Stores, Inc. approved an increase in the annual base salary of Mario Ciampi, Senior Vice President, to $500,000.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Steven Balasiano
Name: Steven Balasiano
Title: Senior Vice President, General Counsel and Chief Administrative Officer

Dated: November 17, 2005